Exhibit 5.1

CONYERS DILL & PEARMAN PTE. LTD.

9 Battery Road #20-01 MYP Centre Singapore 049910 T +65 6223 6006 conyers.com

17 October 2025

Matter No. 1010976

FBS Global Limited

74 Tagore Lane,

#02-00 Sindo Industrial Estate,

Singapore 787498

Dear Sir/Madam,

Re: FBS Global Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on Form F-1 filed on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) under the Securities Act of 1933, as amended (the “Securities Act”) by the Company with the U.S. Securities and Exchange Commission (the “Commission”), in connection with a public offering (the “Offering”) in the United States of America of a minimum of 20,000,000 ordinary shares of par value US$0.001 each of the Company (the “Ordinary Shares”) and a maximum of 40,000,000 Ordinary Shares, each as described in the Registration Statement and the Prospectus (both as defined below).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

1.1	a copy of the Registration Statement relating to the Offering;

1.2	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement which is in substantially final form;

1.3	the form of the securities purchase agreement (the “SPA”) to be entered into by the Company and the purchasers of the Ordinary Shares; and

1.4	the form of the placement agency agreement to be entered into between the Company and Joseph Gunnar & Co., LLC (the “Placement Agency Agreement”, together with the SPA, the “Transaction Documents”).

We have also reviewed copies of:

1.5	the resolutions in writing of all directors of the Company dated 15 October 2025 (the “Resolutions”);

1.6	the amended and restated memorandum of association (the “Memorandum of Association”) adopted on 30 January 2023 and the second amended and restated articles of association of the Company adopted on 28 March 2023 (the “M&As”);

1.7	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 15 October 2025 (the “Certificate Date”); and

1.8	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the capacity, power and authority of each of the parties to the Transaction Documents, other than the Company, to enter into and perform their respective obligations under the Transaction Documents, and the due execution and delivery of the Transaction Documents by each party thereto;

2.4	the accuracy and completeness of all factual representations made in the Transaction Documents, the Registration Statement, the Prospectus and other documents reviewed by us;

2.5	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.6	that the Resolutions provided to us fairly and accurately presents the information and the matters referred to therein and there is nothing that has been omitted therefrom that would make the Resolutions inaccurate or misleading in any respect;

2.7	that the M&As and the Transaction Documents will not be amended in any manner that would affect the opinions expressed herein;

2.8	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.9	that on the date of entering into each of the Transaction Documents and the date(s) of allotment (where applicable) and issuance of any of the Ordinary Shares, the Company is, and after entering into each of the Transaction Documents and any such allotment and issuance of the Ordinary Shares the Company is and will be, able to pay its debts;

2.10	that the issue of the Ordinary Shares by the Company is in furtherance of its objects as set out in the Memorandum of Association;

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2.11	that the Company will have sufficient authorized and unissued Ordinary Shares to effect the issue of the Ordinary Shares at the time of issuance;

2.12	that the issuance and sale of the Ordinary Shares by the Company, and the Company’s performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the M&As nor any applicable law, regulation, order or decree in the Cayman Islands;

2.13	that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for or purchase any of the Ordinary Shares;

2.14	that the Transaction Documents and any applicable supplements to the Prospectus, and any other purchase, underwriting or similar agreement thereto will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

2.15	that upon the issue of the Ordinary Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value of the Ordinary Shares;

2.16	that neither the Company nor any of its shareholders is a sovereign entity of any state and none of them is a subsidiary, direct or indirect, of any sovereign entity or state;

2.17	the issuance and sale of and payment for the Ordinary Shares will be in accordance with the Transaction Documents and any other purchase, underwriting or similar agreement duly approved by the board of directors of the Company and/or, where so required, the shareholders of the Company, and the Registration Statement (including the Prospectus, any post-effective amendment thereto and any Prospectus supplement);

2.18	there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement and the Transaction Documents;

2.19	the Company has not taken any action to appoint a restructuring officer;

2.20	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with and declared effective by the Commission; and

2.21	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

3	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

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4	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

4.2	When issued and paid for as contemplated by the Resolutions, the Registration Statement and the Prospectus and registered in the register of members of the Company, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman Pte. Ltd.

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